Exhibit 99.1

            Inamed Reports Record 2003 Fourth Quarter and
                Full Year Sales and Net Income Results

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--Feb. 26, 2004--Inamed
Corporation (Nasdaq:IMDC):

    -- Total quarterly sales increased 23% to $91.1 million, up from $73.9 million in the fourth quarter 2002; full year sales grew 21% to $332.6 million, up from $275.7 million in 2002.

    -- Diluted quarterly GAAP earnings per share were up 69% to $0.44, compared to $0.26 in the fourth quarter 2002; full year GAAP diluted earnings per share were up 51% to $1.51, compared to $1.00 in 2002.

    -- Diluted quarterly cash earnings per share grew 26% to $0.48, excluding amortization of intangibles and non-cash compensation, accelerated depreciation, and a previously announced deferred loan fee charge, from $0.38 in the fourth quarter 2002; full year diluted cash earnings per share were up 30% to $1.76, up from $1.35 in 2002.

    --  Company reaffirms GAAP guidance for 2004.

    Inamed Corporation (Nasdaq:IMDC), a global health care company, today announced its financial results for the fourth quarter and the full year ended December 31, 2003.
    "2003 was an outstanding year at Inamed, as evidenced by the solid earnings contributions and consistent sales growth rates in all three businesses," said Nick Teti, Chairman, President and Chief Executive Officer. "We made significant strides in 2003 to strategically position the Company for sustainable growth now and in the future. The Inamed people, their hard work, and their contributions and the loyalty of our customers are and will be the key components of our success."
    Diluted GAAP earnings per share grew 69% in the fourth quarter 2003 to $0.44, an increase from $0.26 in the fourth quarter 2002. Diluted GAAP earnings per share for the full year 2003 increased 51% to $1.51, up from $1.00 in 2002.
    Diluted cash earnings per share for the fourth quarter of 2003, excluding amortization of intangibles and non-cash compensation, accelerated depreciation, and a previously announced deferred loan fee charge, grew 26% to $0.48, compared to $0.38 in the fourth quarter of 2002. Diluted cash earnings per share for the full year 2003 increased 30% to $1.76, compared to $1.35 in 2002.
    The Company has also reaffirmed GAAP guidance for 2004.

    Inamed Businesses

    Total sales for the fourth quarter 2003 increased 23% to $91.1 million, up from $73.9 million in the fourth quarter 2002. Full year 2003 sales were up 21% to $332.6 million, increasing from $275.7 million in 2002. Inamed reported that sales in all three of its businesses grew at a double-digit rate for the year compared to 2002.

    Inamed Health - Obesity Intervention

    Worldwide sales of obesity intervention products in the fourth quarter 2003 increased 57% over the fourth quarter 2002 to $17.7 million. Full year 2003 obesity intervention sales grew 60% over sales in 2002 to $63.1 million.
    Results in the United States led this strong sales growth. Inamed has continued to expand the utilization of the LAP-BAND(R) System for the treatment of morbid obesity in the United States by increasing the number of trained and proctored surgeons and by the growth of insurance coverage. Performance has also been driven by increased consumer awareness and acceptance of this product in certain markets throughout the U.S.

    Inamed Aesthetics - Breast

    Worldwide breast aesthetics product sales in the fourth quarter 2003 were up 14% over fourth quarter 2002 to $46.8 million. For the full year 2003, sales increased 14% over sales in 2002 to $177.8 million.
    The strong and consistent performance in the Company's global breast aesthetics business reflects continued growth both domestically and internationally. Inamed achieved mid double-digit sales growth in all four quarters of 2003 versus comparable quarters in 2002, illustrating the Company's successful and ongoing commitment to develop and increase its value-added relationships with plastic surgeons in this core strategic business.

    Inamed Aesthetics - Facial

    Worldwide facial aesthetic product sales in the fourth quarter 2003 increased 29% over sales in the fourth quarter 2002 to $25.6 million. For the full year 2003, sales increased 18% over sales in 2002 to $87.2 million.
    The primary factor for these excellent results was the success of CosmoDerm(TM) and CosmoPlast(TM), Inamed's breakthrough human collagen products, which the Company launched in March 2003 in the United States. These products were the first dermal fillers approved by the U.S. Food and Drug Administration (FDA) that do not require a skin test prior to treatment. Their widespread acceptance, along with the active conversion of the Company's Zyderm(R) and Zyplast(R) business, helped drive the overall growth of the facial aesthetics business in the U.S. in 2003.

    Research and Development Pipeline

    Inamed invested $5.3 million in research and development in the fourth quarter 2003, and $21.5 million for the full year, approximately 6% of sales. This represents a $7.9 million increase over full year 2002. Many of the incremental expenditures were in support of product development in the Company's pipeline, which continued to progress over the course of the year.

    --  Botulinum Toxin Type A

    Inamed and its partner Ipsen have completed Phase II of their botulinum toxin type A clinical development program, which successfully identified a dose that provides the optimal balance in terms of efficacy and safety. No serious drug-related adverse events occurred during the Phase II trial. Phase III clinical trials are expected to begin shortly.

    --  Hylaform(R) Dermal Filler

    Inamed and its partner Genzyme had their pre-market approval application (PMA) to market Hylaform(R), a hyaluronic acid-based dermal filler, reviewed by an FDA Advisory Panel on November 21, 2003, and received a positive recommendation for approval. The Hylaform(R) PMA is in the final stages of review by the FDA and we expect that approval will happen shortly. The Company believes that Hylaform(R) will not require a skin test, which is consistent with regulatory approvals in other markets worldwide.

    --  CosmoDerm(TM) and CosmoPlast(TM)

    In the first quarter 2003, Inamed received FDA approval to begin marketing CosmoDerm(TM) and CosmoPlast(TM) in the United States. They were the first dermal fillers to be approved by the FDA to not require a skin test. In addition, approval for CosmoDerm(TM) and CosmoPlast(TM) is being sought in France, Germany, Italy, Spain, the United Kingdom and Australia.

    --  Silicone Gel Breast Implants

    Inamed's silicone gel-filled breast implant PMA was reviewed by an FDA Advisory Panel on October 14 and 15, 2003. Although the Panel voted that the FDA should approve the PMA with conditions, the Company received a "Not Approvable" letter from the FDA on January 7, 2004. The letter outlined the additional information that Inamed needs to provide to the FDA prior to the agency's further review of its premarket approval application. The Company has since had several meetings with the FDA to better understand how to address the request for additional information and data.
    Inamed's Style 410 Cohesive Gel Matrix clinical program is in the second year of its follow-up phase in the United States. The Company anticipates submitting a PMA for these important and innovative Cohesive Gel Matrix products in 2004. These products continue to experience wide acceptance in a number of international markets.
    Inamed announced in January 2004 an agreement for the acquisition of certain license rights to Juvederm(R), a non-animal-based, cross-linked hyaluronic acid dermal filler. Under the agreement, Inamed will have the exclusive rights to develop, market and distribute the product in the United States, Canada and Australia and non-exclusive rights in six key European markets. Inamed has begun recognizing revenue from sales of Juvederm(R) in Canada and in France under the name Hydrafill(R). The Company expects to file for regulatory approval of Juvederm(R) in Australia shortly and to begin its clinical program in the U.S. in the first half of 2004.

    Financial Results

    During the fourth quarter 2003, Inamed recorded a 23% increase in sales and continued to achieve solid gross profit margins. These results, together with sustained expense management, resulted in growth of 46% in operating profit, 80% in net income and 69% in diluted GAAP earnings per share for the quarter.
    Full year performance in 2003 was also strong, with the Company posting 21% growth in sales, and a resulting growth of 52% in operating profit, 61% in net income and 51% in diluted GAAP earnings per share for the year.

    --  Foreign Currency Effect

    Foreign exchange favorably impacted revenue by approximately $3.6 million for the fourth quarter and $13.0 million for the full year 2003, principally from the strengthening Euro. This reporting impact benefited each of Inamed's businesses.

    --  Gross Profit Margin

    The gross profit margin in the fourth quarter 2003 was 73% up from 72% in the fourth quarter 2002. The gross profit margin for the full year 2003 was 72%, consistent with the full year 2002. Contributing factors for the quarter and the year were the emergence of a more balanced product portfolio and improved operational efficiencies. Included in the fourth quarter and full year 2003 cost of sales were $0.6 million and $3.4 million, respectively, of accelerated depreciation expense related to the Company's manufacturing consolidation program.

    --  Sales, General & Administrative

    For the fourth quarter 2003, the Company's sales, general and administrative expense was 45% of sales, or $41.1 million, compared to 41% of sales or $30.2 million for the fourth quarter 2002. The increase in SG&A in the fourth quarter was primarily a result of expanded sales and marketing programs that support the growth of all three of the Company's businesses and an increase in the allowance for doubtful accounts. A $2.1 million increase in the allowance for doubtful accounts was related to the Company's Italian facial aesthetics business which had been operated through a sales agency arrangement that was terminated subsequent to year-end.
    For the full year 2003, SG&A expense was 43% of sales or $141.8 million compared to 46% of sales in 2002 or $126.7 million.

    --  Research & Development

    The research and development expense in the fourth quarter 2003 was 6% of sales or $5.3 million compared to 5% of sales or $3.9 million in the fourth quarter of 2002. For the full year 2003, R&D expense was 6% of sales or $21.5 million, up from 5% of sales or $13.6 million in 2002. This investment in R&D was due to the progression of key clinical development programs and regulatory filings across all three of the Company's businesses worldwide.

    --  Net Interest Expense

    Net interest expense in the fourth quarter 2003 was $0.9 million, down from $3.0 million in the fourth quarter 2002. Associated with the Company's previously announced retirement of $30.0 million principal term notes in December 2003, the Company recorded a charge of $0.4 million for unamortized loan fees which were included in the fourth quarter net interest expense. For the full year 2003, net interest expense was $9.4 million compared to $10.4 million in 2002. Included in the full year results were $3.5 million of interest rate swap charges, resulting from the second quarter 2003 retirement of an "out of the money" interest rate swap agreement, and a charge of $1.6 million for unamortized loan fees from the early retirement of debt in the third and fourth quarters 2003.

    Earnings per Share

    --  GAAP Earnings per Share

    Diluted GAAP earnings per share increased 69% to $0.44 for the fourth quarter 2003, up from $0.26 in the fourth quarter 2002. For the full year 2003, Inamed's GAAP earnings per share grew 51% to $1.51, an increase over $1.00 in 2002.

    --  Cash Earnings per Share

    Diluted cash earnings per share for the fourth quarter of 2003, excluding amortization of intangibles and non-cash compensation, accelerated depreciation, and a previously announced deferred loan fee charge, grew 26% to $0.48, compared to $0.38 in the fourth quarter of 2002. Diluted cash earnings per share for the full year 2003 increased 30% to $1.76, compared to $1.35 in 2002.

    Balance Sheet

    At December 31, 2003, Inamed's cash balance was approximately $81 million, an increase of $41 million from December 31, 2002, principally from cash provided by operating activities. The Company paid down $51 million of debt in 2003.

    Conference Call

    As previously announced, Inamed will host a conference call today to discuss its fourth quarter and full year 2003 results, key strategic market developments and ongoing expansion of research and development programs at 5:00 p.m. Eastern Standard Time. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The conference call is expected to last one hour. The event can be accessed via the Internet by going to Inamed's website, www.inamed.com. The event will be archived and available for replay for seven days following the conference call.
    The conference call may contain forward-looking financial information and will include a discussion of "non-GAAP financial measures" as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company's financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed on the conference call, will be posted on the Company's website at www.inamed.com.

    Note Regarding Use of Non-GAAP Financial Measures

    Certain of the information set forth herein, including diluted cash EPS, may be considered non-GAAP financial measures. Inamed believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of the Company's business and the Company's cash flow, excluding non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

    About Inamed Corporation

    Inamed (Nasdaq:IMDC) is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products. Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to treat facial wrinkles; and minimally invasive devices for obesity intervention, including the LAP-BAND(R) System for morbid obesity. The Company's website is www.inamed.com.

    Forward-Looking Statements

    This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management's current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Inamed is providing this information as of February 26, 2004, and expressly disclaims any duty to update information contained in this press release.
    Forward-looking statements in this press release include, without limitation, express and implied statements regarding Inamed's anticipated sales, operating results, expenses, cash flows, capital expenditures, research and development, manufacturing consolidation, product development and regulatory approval. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Inamed with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: exposure to product liability and intellectual property claims; exposure to liabilities that may not be adequately covered by insurance or for which there is no insurance; potential negative publicity concerning product safety; potential fluctuations in quarterly and annual results; the effect of changing accounting and public reporting rules and regulations; volatility of Inamed's stock price; changes in the economy and consumer spending; competition from existing and/or new products; failure or delay of clinical trials; uncertainty in receiving timely regulatory approval or market acceptance for new products; dependence on a single supplier for each of Inamed's silicone raw materials, bovine and human collagen-based products, hyaluronic acid-based products, and botulinum toxin A products; failure to protect Inamed's intellectual property; adverse changes in the regulatory or legislative environment (both in the U.S. and internationally) affecting our business; and failure of some or all of our collaborative partners to perform. The information contained in this press release is a statement of Inamed's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Inamed's assumptions. Inamed may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Inamed's assumptions or otherwise. Inamed undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
    By including any information in this press release, Inamed does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.


                 INAMED CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                            (in millions)




                                                    December December
                                                       31,      31,
                                                       2003     2002
                                                    -------- --------
Assets
---------
    Current assets:
         Cash and cash equivalents                    $80.5    $39.3
         Trade accounts receivable, net of
          allowances of $19.7
          and $11.5 in 2003 and 2002, respectively     63.7     45.4
         Inventories                                   47.0     43.0
         Prepaid expenses and other current assets     20.9     28.2
                                                    -------- --------
          Total current assets                        212.1    155.9

    Property and equipment, net                        51.2     48.4
    Other assets                                      237.7    235.1

                                                    -------- --------
          Total Assets                               $501.0   $439.4
                                                    ======== ========

Liabilities and Stockholders' Equity
----------------------------------------------------
    Current liabilities                               $80.2    $74.5
    Non-current liabilities                            69.3    132.2
    Stockholders' equity                              351.5    232.7

                                                    -------- --------
        Total Liabilities and Stockholders' Equity   $501.0   $439.4
                                                    ======== ========




Note: Certain items in the prior year consolidated financial statements have been reclassified to conform with the current year presentation.




                 INAMED CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                             (unaudited)
                  (millions, except per share data)



                                            Three Months  Three Months
                                                 Ended       Ended
                                            December 31,  December 31,
                                                 2003         2002
                                             ------------- ----------
Net sales                                           $91.1      $73.9
Cost of goods sold                                   24.4       20.6
                                             ------------- ----------
      Gross profit                                   66.7       53.3
                                             ------------- ----------
Operating expenses:
      Selling, general and administrative            41.1       30.2
      Research and development                        5.3        3.9
      Restructuring charges                             -        5.1
      Amortization of intangible assets and
       non-cash compensation                          1.0        0.9
                                             ------------- ----------
                    Total operating expenses         47.4       40.1
Operating income                                     19.3       13.2
Other income (expense):
      Net interest expense and debt costs            (0.9)      (3.0)
      Foreign currency transaction losses            (0.6)      (0.2)
      Royalty income and other                        1.0        0.2
                                             ------------- ----------
                    Total other expense, net         (0.5)      (3.0)
Income before income tax expense                     18.8       10.2
Income tax expense                                    3.1        1.5
                                             ------------- ----------
Net income                                          $15.7       $8.7
                                             ============= ==========

Net income per share of common stock:
      Basic EPS                                     $0.45      $0.26
      Diluted EPS                                   $0.44      $0.26
Weighted average shares outstanding:
      Basic                                          35.1       32.8
      Diluted                                        35.6       33.4


Note: Certain items in the prior year consolidated financial statements have been reclassified to conform with the current year presentation


                 INAMED CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                             (unaudited)
                  (millions, except per share data)


                                         Twelve Months  Twelve Months
                                             Ended          Ended
                                         December 31,   December 31,
                                              2003           2002
                                        --------------- -------------
Net sales                                       $332.6        $275.7
Cost of goods sold                                92.8          77.6
                                        --------------- -------------
      Gross profit                               239.8         198.1
                                        --------------- -------------
Operating expenses:
      Selling, general and
       administrative                            141.8         126.7
      Research and development                    21.5          13.6
      Restructuring charges                          -           5.1
      Amortization of intangible assets
       and non-cash compensation                   4.0           4.9
                                        --------------- -------------
                    Total operating
                     expenses                    167.3         150.3
Operating income                                  72.5          47.8
Other income (expense):
      Net interest expense and debt
       costs                                      (9.4)        (10.4)
      Foreign currency transaction
       losses                                     (0.1)          0.3
      Royalty income and other                     4.2           4.5
                                        --------------- -------------
                    Total other expense,
                     net                          (5.3)         (5.6)
Income before income tax expense                  67.2          42.2
Income tax expense                                14.2           9.3
                                        --------------- -------------
Net income                                       $53.0         $32.9
                                        =============== =============

Net income per share of common stock:
      Basic EPS                                  $1.54         $1.04
      Diluted EPS                                $1.51         $1.00
Weighted average shares outstanding:
      Basic                                       34.5          31.5
      Diluted                                     35.2          32.9



Note: Certain items in the prior year consolidated financial statements have been reclassified to conform with the current year presentation


                 INAMED CORPORATION AND SUBSIDIARIES
                  EARNINGS PER SHARE RECONCILIATION
                             (unaudited)
                  (millions, except per share data)



                                          Three Months   Three Months
                                              Ended          Ended
                                          December 31,   December 31,
                                               2003           2002
                                         --------------- -------------
Earnings for per share calculations
   Net income                                     $15.7          $8.7
   Deductible amortization and non-cash
    compensation                                    1.1           0.9
                 Tax effect                        (0.4)         (0.4)
   Restructuring charges                              -           5.1
                 Tax effect                           -          (2.0)
   Accelerated depreciation (a)                     0.6           0.6
                 Tax effect                        (0.2)         (0.3)
   Special charges (b)                              0.4           0.1
                 Tax effect                        (0.2)            -
                                         --------------- -------------
   Cash earnings excluding special
    charges                                        17.0          12.7
                                         =============== =============

Earnings per share
   Diluted EPS                                    $0.44         $0.26
   Amortization and non-cash
    compensation, net of tax                       0.02          0.02
   Restructuring charges, net of tax                  -          0.09
   Accelerated depreciation, net of tax            0.01          0.01
   Special charges, net of tax                     0.01             -
                                         --------------- -------------
   Cash EPS excluding special charges             $0.48         $0.38
                                         =============== =============


NOTE: Tax effects in 2003 and 2002 were computed at 40%.

(a) Accelerated depreciation is related to the manufacturing consolidation and is recorded in cost of goods sold.

(b) Special charges includes the
    following:

   Litigation settlement (included in
    SG&A)                                             -          (0.6)
   Sales tax refund (included in SG&A)                -          (0.6)
   Gain on sale of investment (included
    in other income/expense)                          -          (0.5)
   Interest rate swap charges (included
    in net interest expense)                          -           1.3
   Unamortized loan fees (included in net
    interest expense)                               0.4           0.5

                                         --------------- -------------
                                                   $0.4          $0.1
                                         =============== =============



                 INAMED CORPORATION AND SUBSIDIARIES
                  EARNINGS PER SHARE RECONCILIATION
                             (unaudited)
                  (millions, except per share data)



                                          Twelve Months  Twelve Months
                                              Ended          Ended
                                          December 31,   December 31,
                                               2003           2002
                                          -------------- -------------
Earnings for per share calculations
    Net income                                    $53.0         $32.9
    Deductible amortization and non-cash
     compensation                                   4.1           4.9
                       Tax effect                  (1.6)         (2.0)
    Restructuring charges                             -           5.1
                       Tax effect                     -          (2.0)
    Accelerated depreciation (a)                    3.4           0.6
                       Tax effect                  (1.4)         (0.3)
    Special charges (b)                             7.2           8.5
                       Tax effect                  (2.9)         (3.2)
                                          -------------- -------------
    Cash earnings excluding special
     charges                                       61.8          44.5
                                          ============== =============

Earnings per share
    Diluted EPS                                   $1.51         $1.00
    Amortization and non-cash
     compensation, net of tax                      0.07          0.09
    Restructuring charges, net of tax                 -          0.09
    Accelerated depreciation, net of tax           0.06          0.01
    Special charges, net of tax (c)                0.12          0.16
                                          -------------- -------------
    Cash EPS excluding special charges            $1.76         $1.35
                                          ============== =============


NOTE: Tax effects in 2003 and 2002 were computed at 40%.

(a) Accelerated depreciation is related to the manufacturing consolidation and is recorded in cost of goods sold.

(b) Special charges includes the
     following:

    Litigation settlement (included in
     SG&A)                                         $2.1          $0.5
    Interest rate swap charges (included
     in net interest expense)                       3.5           1.3
    Investment impairments (included in
     SG&A)                                            -           5.7
    Inventory impairment (included in
     SG&A)                                            -           0.3
    Sales tax liability (included in SG&A)            -           1.3
    Unamortized loan fees (included in net
     interest expense)                              1.6           0.5
    Sales tax refund (included in SG&A)               -          (0.6)
    Gain on sale of investment (included
     in other income/expense)                         -          (0.5)
                                          -------------- -------------
                                                   $7.2          $8.5
                                          ============== =============

(c) Earnings per share impact of special charges

    Litigation settlement (included in
     SG&A)                                        $0.03         $0.01
    Interest rate swap charges (included
     in net interest expense)                      0.06          0.02
    Investment impairment (included in
     SG&A)                                            -          0.11
    Inventory impairment (included in
     SG&A)                                            -          0.01
    Sales tax liability (included in SG&A)            -          0.02
    Unamortized loan fees (included in net
     interest expense)                             0.03          0.01
    Sales tax refund (included in SG&A)               -         (0.01)
    Gain on sale of investment (included
     in other income/expense)                         -         (0.01)
                                          -------------- -------------
                                                  $0.12         $0.16
                                          ============== =============



                 INAMED CORPORATION AND SUBSIDIARIES
                        SALES BY PRODUCT LINE
                             (unaudited)
                              (millions)


                               Three Months      Three Months
                                   Ended             Ended     Growth
                               December 31,      December 31,   Rates
                                   2003               2002
                           --------------------- ------------- ------
Sales by product line
    Breast aesthetics                     $46.8         $41.0    14 %
    Facial aesthetics                      25.6          19.9    29 %
    Health                                 17.7          11.3    57 %
    Other (a)                               1.0           1.7   (41)%
                           --------------------- ------------- ------
            Total                         $91.1         $73.9    23 %
                           ===================== ============= ======

------------

(a) Other includes ongoing sales to other medical manufacturers
    (principally sales of Contigen(R))



                 INAMED CORPORATION AND SUBSIDIARIES
                        SALES BY PRODUCT LINE
                             (millions)

                               Twelve Months     Twelve Months
                                   Ended             Ended     Growth
                                December 31,      December 31,  Rates
                                    2003              2002
                           --------------------- ------------- ------
Sales by product line
    Breast aesthetics                    $177.8        $156.3    14 %
    Facial aesthetics                      87.2          73.8    18 %
    Health                                 63.1          39.4    60 %
    Other (a)                               4.5           6.2   (27)%
                           --------------------- ------------- ------
            Total                        $332.6        $275.7    21 %
                           ===================== ============= ======

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(a) Other includes ongoing sales to other medical manufacturers
    (principally sales of Contigen(R))


    CONTACT: Inamed Corporation
             Charlie Huiner, (805) 692-5425 (Investors)
             Dan Cohen, (202) 508-0185 (Media)